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                                                                      Ex99(A)(3)

                            CERTIFICATE OF AMENDMENT

                                       TO

                              CERTIFICATE OF TRUST

         (Pursuant to Section 3810 of the Delaware Statutory Trust Act)

FIRST: The name of the statutory trust (hereinafter referred to as the "Trust") is ProFunds ETF Trust

SECOND: The name the Trust is hereby changed to: xtraShares Trust

THIRD: This Certificate of Amendment to Certificate of Trust shall be effective March 21, 2003.

                                               By:  /s/ Michael L. Sapir
                                                    --------------------
                                                        Trustee

                                               By:  /s/ Louis M. Mayberg
                                                    --------------------
                                                         Trustee